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                                                                    EXHIBIT 23.2


                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Texas Regional Bancshares, Inc.:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings "Experts" and "Material United States Federal Income Tax Consequences of the Merger" in the proxy statement/prospectus.


/s/KPMG LLP

Austin, Texas
October 7, 2002